Exhibit 32.1

                                      INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         Each of the undersigned hereby certifies, in his capacity as an officer of Interpharm Holdings, Inc. (the "Company"), for the purposes of 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1) The Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 15, 2004

/s/ Dr. Maganlal K. Sutaria
---------------------------
    Dr. Maganlal K. Sutaria
    Chief Executive Officer

/s/ George Aronson
---------------------------
    George Aronson
    Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Interpharm Holdings, Inc. and will be retained by Interpharm Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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